Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Sae-Chua Supachai, the Chief Executive Officer and Chief Financial Officer, of Gold Union Inc. (the “Company”), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-Q for the period ended March 31, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of the Company.

/s/ Sae-Chua Supachai

Sae-Chua Supachai
Chief Executive Officer and Chief Financial
(Principal Executive Officer, Principal Financial
Officer and Principal Accounting Officer)
Date: May 14, 2014

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Gold Union Inc. and will be retained by Gold Union Inc. and furnished to the Securities and Exchange Commission or its staff upon request.